Exhibit 10.1

2200 East Pratt Boulevard    •    Elk Grove Village, Illinois 60007-5995    •    U.S.A.

Telephone (847) 439-2210        Facsimile (847) 439-0737

June 21, 2006

Mr. James M. Froisland

385 Persimmon Drive

St. Charles, IL 60174

Via Federal Express

Dear Jim:

We are extremely pleased to confirm the Material Sciences Corporation (“MSC”) offer of employment to you as Senior Vice President, Chief Financial Officer, Chief Information Officer and Corporate Secretary. In this position, you will report directly to Cliff Nastas, Chief Executive Officer. While we desire that we have a long and mutually beneficial relationship, this employment offer is considered “at will” and should not be interpreted as an employment contract for a defined period of time and may be terminated at any time by you or MSC. In addition, be advised that this offer is contingent upon a negative drug screen, which should be performed immediately upon receipt of this letter, and acceptable results of your background check. The drug screen should be arranged by phoning XXXXXXXXX at (XXX) XXX-XXXX. Outlined below are the key elements of our offer:

POSITION:	Senior Vice President, Chief Financial Officer, Chief Information Officer and Corporate Secretary

STARTING DATE:	June 21, 2006

BASE SALARY:	$24,166.67/month

BENEFITS:

• Medical/Rx Plan	• Travel Accident Insurance $150k

• Dental Coverage	• Retirement Plan

• Vision Coverage	• Savings & Investment Plan (401k)

• Life Insurance	• Stock Purchase Plan

• Personal Accident Insurance	• Tuition Reimbursement

• Short-Term Disability	• Pre-Paid Legal

• Long-Term Disability	• Vacation: 4 weeks upon hire

• Flexible Spending Account	• Employee Assistance Program

HEALTH/LIFE/LONG-TERM DISABILITY INSURANCE:	You are eligible for these benefit programs after 30 days of employment.

VARIABLE COMPENSATION:	Participation, per the terms of MSC Incentive Bonus Plan, at a level of 50%, effective March 1, 2006.

Mr. James M. Froisland

June 21, 2006

Page: 2

Participation, per the terms of MSC Long-Term Incentive Plan and subject to the approval of the MSC Board of Directors. The recommended amount for Fiscal Year 2007 is 24,000 options and 3,200 restricted shares.

OTHER AGREEMENTS:	A standard MSC Change of Control (“CIC”) agreement will be issued to you reflecting eighteen (18) months of compensation continuation as defined within the CIC for a job lost related to a CIC event or twelve (12) months of severance for other defined occurrences related to a job lost. A copy of the standard agreement is attached. These agreements are reviewed annually by the MSC Board of Directors.

In this position, a standard MSC Indemnification Agreement will be extended to you.

You will be required to sign the MSC Technology Agreement and Agreement to Arbitrate Employment Disputes as part and parcel of this offer. Copies for your signature are attached.

Assuming you are in agreement with the terms outlined above, please sign a confirmation copy, along with the Technology Agreement, and the Agreement to Arbitrate Employment Disputes, and return them to John Klepper in the stamped, self addressed envelope.

Once again, Jim we speak for the entire MSC team in welcoming you to our organization. We look forward to the added dimension your presence will afford our growing company.

On behalf of,

MATERIAL SCIENCES CORPORATION

/s/ Clifford D. Nastas	/s/ John M. Klepper
Clifford D. Nastas	John M. Klepper
Chief Executive Officer	Vice President Human Resources

Enclosures

Acceptance:

Signature:	/s/ James M. Froisland	Date: June 21, 2006